[MISSING GRAPHIC]

ARMANDO C. IBARRA, CERTIFIED PUBLIC ACCOUNTANTS, A PROFESSIONAL CORPORATION

February 7, 2006

Office of the Chief Accountant
Securities & Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

    Re:    The Studio Zone, Inc.

Dear Sir or Madam:

We have read the statements made by The Studio Zone, Inc. which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Current Report on Form 8-K dated January 23, 2006.  We agree with the statements concerning our firm in such Form 8-K.

Sincerely,

/s/ Armando C. Ibarra

_________________________
Armando C. Ibarra, CPA APC